Exhibit 10.3

PATENT ASSIGNMENT

PARTIES TO THE ASSIGNMENT:

Assignor:

Omni Bio Pharmaceutical, Inc.
181 W. Boardwalk Drive, Suite 202
Fort Collins, Colorado 80525
United States

State of Incorporation:     Colorado

Assignee:

Advent Bio Holdings, LLC
262 East Mountain Avenue
Fort Collins, Colorado 80524
United States

State of Incorporation:     Colorado

PATENT(S) AND PATENT APPLICATION(S) SUBJECT TO THE ASSIGNMENT:

See Schedule 1 attached hereto.

WHEREAS, the Assignor identified above, a corporation organized and existing under the laws of the State indicated above, and having its principal place of business at the address indicated above, is a co-owner of all right, title, and interest in and to one or more new and useful processes, methods, machines, devices, systems, manufactures, and/or compositions of matter, or new and useful improvements thereof (the “Inventions”), disclosed and described in the issued Patents and the Patent Applications indicated and identified above and in Schedule 1; and

WHEREAS, Assignee identified above, a corporation organized and existing under the laws of the State indicated above, and having its principal place of business at the address indicated above, desires to acquire the right, title, and interest of Assignor in and to the Inventions, the Patents, the Patent Applications, and in, and to, and under any and all Letters Patent to be obtained therefor including international, foreign and domestic;

NOW, THEREFORE, for $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor has sold, assigned, and transferred and does hereby sell, assign, and transfer to the Assignee, its successors, legal representatives, and assigns, the right, title and interest of Assignor in and to the Inventions, the Patents, the Patent Applications, and all divisional, continuation, continuation-in-part, and continuing prosecution applications that claim priority thereto, and any reexamination and reissue applications thereof; all international, regional, and foreign applications that claim priority to, are counterparts of, or otherwise correspond thereto; the Letters Patent, both in the United States and in countries or regions foreign thereto, that may or shall issue or have issued therefrom; any extensions, substitutes, or renewals thereof; the right to claim priority to the filing date of the Patent Applications; any right, title, or interest in and to the Inventions under any international conventions; and any and all rights to collect past damages for infringement of any provisional rights and of any and all Letters Patent of the United States and any countries and regions foreign thereto which may be, shall be, or have been published, which may be, shall be, or have been granted, or which may be lodged (collectively “the Patent Rights”); and

Assignor, as co-owner, further authorizes said Assignee, its successors, and assigns, or anyone it may properly designate, to apply for Letters Patent in the U.S. and any and all foreign countries and regions, in its own name if desired, and additionally to claim priority to the filing dates of the Patent Applications and otherwise take advantage of the provisions of any international conventions as deemed appropriate per co-ownership; and

Assignor hereby authorizes and requests transfer of the Patents, the Patent Applications, and any further applications co-owned by Assignor, which may be or shall have been filed under the Patent Rights, to the Assignee as a co-owner in accordance herewith and further authorizes and requests any official of any State whose duty consists of issuing patents or other evidence or forms of any industrial property protection issuing from the Patent Applications and all related applications, to issue same to the Assignee, its successors, and assigns in accordance herewith as a co-Assignee in the interest thereof; and

Assignor represents and warrants that Assignor is a co-owner and has right, title, and authority to execute this Assignment and to convey its right, title, and interest in the Patent Rights, and that Assignor has not conveyed nor will convey hereafter its Patent Rights to a third party, and Assignor hereby covenants and agrees with the Assignee, its successors and assigns, that Assignor will not execute in writing or do any act whatsoever conflicting with these representations; and

Assignor, Assignor’s successors, legal representatives, or administrators will at any time upon request, without further or additional consideration, but at the expense of the Assignee, its successors, and assigns, execute such additional writings and do such additional acts as said Assignee, its successors, and assigns, may deem necessary or desirable to perfect the Assignee’s enjoyment of this grant, and render all necessary assistance in making application for, obtaining, and enforcing any of the Patent Rights, including giving testimony in any proceedings or transactions involving such Patent Rights as a co-owner in such Patent Rights thereof; and

Assignor further covenants and agrees that this Assignment is effective as of the date of execution of this document by Assignor’s representative below.

IN WITNESS WHEREOF, the Assignor hereunto has executed this Assignment upon the date indicated below.

STATE OF COLORADO)
CITY OF ) ss.
COUNTY OF )

ASSIGNOR: OMNI BIO PHARMACEUTICAL, INC.

Dated: June 23, 2015	/s/ Bruce E. Schneider
(signature)

Place: West Chester, PA	By: Bruce E. Schneider

(printed name of authorized agent of assignor)

Its: Chief Financial Officer
(title)

Before me, a Notary Public in and for said County and State, personally appeared the identified representative of the Assignor, who executed the foregoing instrument for the purposes and considerations therein expressed.

Given under my hand and seal of office this day of , 2015.

Notary Public	My Commission Expires:

The Assignee hereby acknowledges and accepts the foregoing assignment of rights by Assignor.

IN TESTIMONY WHEREOF, the Assignee, by its undersigned officer, confirms its acceptance on the date set forth below.

STATE OF COLORADO)
CITY OF ) ss.
COUNTY OF)

ASSIGNEE: ADVENT BIO HOLDINGS, LLC

Dated: June 23, 2015	/s/ Joseph C. Zimlich
(signature)

Place: 262 East Mountain Ave., Fort Collins, CO 80524	By: Joseph C. Zimlich
(printed name of authorized agent of assignee)

Its:Manager of BOCO Holdings, LLC; The sole member of Bohemian Investments, LLC; Its sole member
(title)

Before me, a Notary Public in and for said County and State, personally appeared the identified representative of the Assignee, who executed the foregoing instrument for the purposes and considerations therein expressed.

Given under my hand and seal of office this day of , 2015.

Notary Public	My Commission Expires: